SECOND AMENDMENT TO THE ETF MANAGERS TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS SECOND AMENDMENT, effective as of the last date on the signature block, to the Amended and Restated Custody Agreement, dated as of May 1, 2021, (the “Agreement”), is entered into by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”) and ETF MANAGERS TRUST, a Delaware statutory trust (the “Trust”).
RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following funds to its Series:

•ETFMG Real Estate Tech ETF

; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by the Parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties hereby agree that

Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF MANAGERS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ John A. Flanagan	By:	/s/ Anita M. Zagrodnik

Name:	John A. Flanagan	Name:	Anita Zagrodnik

Title:	Treasurer	Title:	Senior Vice President

Date:	10/12/21	Date:	10/13/2021

EXHIBIT B

to the Custody Agreement

Separate Series of ETF Managers Trust

ETFMG Prime Junior Silver Miners ETF
ETFMG Prime Cyber Security ETF
ETFMG Prime Mobile Payments ETF
BlueStar Israel Technology ETF
Etho Climate Leadership U.S. ETF
Wedbush ETFMG Global Cloud Technology ETF
Wedbush ETFMG Video Game Tech ETF
AI Powered Equity ETF
ETFMG Sit Ultra Short ETF
ETFMG Travel Tech ETF
ETFMG Treatments, Testing and Advancements ETF
ETFMG Alternative Harvest ETF
ETFMG U.S. Alternative Harvest ETF
ETFMG 2X Daily Alternative Harvest ETF
ETFMG Prime 2x Daily Junior Silver Miners ETF
ETFMG Prime 2x Daily Inverse Junior Silver Miners ETF
ETFMG 2x Daily Travel Tech ETF
ETFMG 2x Daily Video Game Tech ETF
ETFMG Breakwave Sea Decarbonization Tech ETF
ETFMG 2X Daily Inverse Alternative Harvest ETF
ETFMG Real Estate Tech ETF

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